SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

DIGITAL LIGHTWAVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which this transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Digital Lightwave, Inc.

15550 Lightwave Drive

Clearwater, Florida 33760

(727) 442-6677

http://www.lightwave.com

April 18, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Digital Lightwave, Inc. (the “Company”) to be held on May 20, 2005. The meeting will begin promptly at 10:00 a.m., local time, at the principal offices of the Company located at 15550 Lightwave Drive, Clearwater, Florida 33760.

The official Notice of Meeting, Proxy Statement, Proxy Card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, are included with this letter. The matters listed in the Notice of Meeting are described in detail in the Proxy Statement.

We are pleased to offer record holders of Common Stock (those who hold stock certificates registered in their own names and not in the name of a bank, broker or other nominee) the option of voting by telephone or through the Internet.

Every stockholder’s vote is important. To ensure your shares are voted at the meeting, please return the enclosed Proxy Card at your earliest convenience (mailing your completed Proxy Card will not prevent you from voting in person at the meeting if you wish to do so) or vote by telephone or through the Internet. Voting procedures are described on the Proxy Card. Your cooperation will be greatly appreciated.

Members of the Company’s Board of Directors and management look forward to greeting personally those stockholders who are able to attend in person.

Sincerely,

Dr. Bryan J. Zwan Chairman of the Board

DIGITAL LIGHTWAVE, INC.

15550 Lightwave Drive

Clearwater, Florida 33760

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2005

Notice is hereby given that the 2005 Annual Meeting of Stockholders (the “Meeting”) of Digital Lightwave, Inc., a Delaware corporation (the “Company”), will be held at the principal offices of the Company located at 15550 Lightwave Drive, Clearwater, Florida 33760 on May 20, 2005, at 10:00 a.m., local time, for the following purposes:

(1)	To elect five directors of the Company to hold office until the 2006 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

(2)	To ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for fiscal year 2005; and

(3)	To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 15, 2005, will be entitled to notice of and to vote at the Meeting and any adjournments thereof. Each of these stockholders is cordially invited to be present and vote at the Meeting in person. A list of stockholders entitled to vote at the meeting will be available for inspection ten days prior to the Meeting at the principal offices of the Company located at 15550 Lightwave Drive, Clearwater, Florida 33760.

Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting.

UNLESS YOU WILL BE VOTING BY TELEPHONE OR THROUGH THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. SHOULD YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES AND ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL YOUR SHARES WILL BE VOTED. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

Please read the proxy material carefully. Your vote is important, and the Company appreciates your cooperation in considering and acting on the matters presented.

By order of the Board of Directors,

Clearwater, Florida April 18, 2005	Robert F. Hussey Interim President, Chief Executive Officer, Principal Financial Officer and Secretary

DIGITAL LIGHTWAVE, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2005

DIGITAL LIGHTWAVE, INC.

15550 Lightwave Drive

Clearwater, Florida 33760

PROXY STATEMENT

FOR

THE 2005 ANNUAL MEETING OF STOCKHOLDERS

OF

DIGITAL LIGHTWAVE, INC.

TO BE HELD ON MAY 20, 2005

GENERAL INFORMATION

Your proxy in the enclosed form is solicited by the Board of Directors (the “Board”) of Digital Lightwave, Inc., a Delaware corporation (the “Company”), for use at its 2005 Annual Meeting of Stockholders to be held at the principal offices of the Company located at 15550 Lightwave Drive, Clearwater, Florida 33760 on May 20, 2005, at 10:00 a.m., local time (the “Meeting”), for the purposes set forth in the accompanying notice and at any adjournment or postponement of the Meeting. The mailing of this Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy Card (the “Proxy Card”) to the stockholders of the Company is expected to commence on or about April 25, 2005. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “2004 Annual Report”) is being mailed to stockholders concurrently with this Proxy Statement. The 2004 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

The shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), represented by proxy will be voted in accordance with the instructions given on the Proxy Card, subject to the proper execution of the Proxy Card and its receipt by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted (i) “FOR” the election of the director nominees to the Board named in this Proxy Statement, (ii) “FOR” the proposed ratification of the appointment of independent auditors, and in the discretion of the proxies as to other matters that may properly come before the Meeting. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the Proxy Card is present at the Meeting and votes in person.

Copies of solicitation material will be furnished to brokerage firms, nominees, fiduciaries and custodians holding shares of Common Stock in their names which are beneficially owned by others (“record holders”) to forward to such beneficial owners. The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse such record holders and the Company’s transfer agent for their reasonable out-of-pocket expenses in forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by telephone, telegram, and facsimile or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services. The Company reserves the right, if deemed desirable or necessary, to retain a proxy solicitation firm to deliver solicitation materials to record holders for distribution by them to their principals and to assist the Company in collecting proxies from such holders. Except as described above, the Company does not intend to solicit proxies other than by mail.

SHARES OUTSTANDING AND VOTING RIGHTS

Record Date and Shares Outstanding

Only holders of shares of Common Stock of record as of the close of business on April 15, 2005 (the “Record Date”), are entitled to vote at the Meeting. As of April 8, 2005, 35,178,551 shares of Common Stock (collectively, the “Shares”) were issued and outstanding. Each of the Shares is entitled to one vote on all matters to be voted upon at the Meeting. There is no cumulative voting.

Quorum; Broker Non-Votes; Abstentions

The presence, in person or by proxy duly authorized, of the holders of a majority of the Shares will constitute a quorum for the transaction of business at the Meeting and any adjournment or postponement thereof. The Shares that are voted by proxy “FOR,” “AGAINST” or “WITHHELD FROM” a proposal are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting with respect to such proposal.

Broker non-votes (i.e., Shares held by a broker or nominee that are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal on which the broker has expressly not voted. Accordingly, a broker non-vote will not affect the outcome of the voting on any proposal set forth in this Proxy Statement.

Directors will be elected by a plurality of the votes of the Shares present in person or represented by proxy at the Meeting. Any of the Shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for one director nominee results in another nominee receiving a larger portion of votes. The proposals submitted to the Company’s stockholders in the Proxy Card must be approved by the vote the holders of a majority of the Shares represented in person or by proxy and entitled to vote at the Meeting. In determining whether such proposals have been approved, abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” the proposal.

Revocability of Proxy

A proxy may be revoked by a stockholder at any time prior to the voting at the Meeting by written notice to the Secretary of the Company, by submission of another duly executed proxy bearing a later date or by voting in person at the Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company or its transfer agent. The mere presence at the Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Meeting in accordance with the instructions indicated on the Proxy Card by the stockholder or, if no instructions are indicated, will be voted “FOR” the election of the slate of directors described herein and as to any other matter that may be properly brought before the Meeting, in accordance with the judgment of the proxy holders.

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 8, 2005, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) all of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all directors and executive officers of the Company as a group. As of April 8, 2005, there were 35,178,551 shares of Common

Stock issued and outstanding. To the knowledge of the Company, except as noted in the footnotes below, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise noted in the footnotes, the address for each person is c/o Digital Lightwave, Inc., 15550 Lightwave Drive, Clearwater, Florida 33760.

	Shares Beneficially Owned (1)
Executive Officers and Directors	Number	Percent (9)
Dr. Bryan J. Zwan (2)	46,392,192	69.4%
Robert F. Hussey (3)	481,248	1.3
Gerald A. Fallon (4)	281,248	*
Daniel Lorch (5)	264,694	*
James R. Green (6)	208,334	*
Robert Moreyra (7)	147,915	*
Peter H. Collins (8)	8,333	*

All executive officers and directors as a group (7 persons)	47,783,964	70.1

*	Less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options or convertible securities that are currently exercisable or convertible or are exercisable or convertible within 60 days of April 8, 2005, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Consists of (a) 13,768,750 shares of Common Stock owned through affiliates controlled by Dr. Zwan, ZG Nevada Limited Partnership and ZG Nevada, Inc., 2,250,000 shares of which are subject to forward sales agreements and pledge agreements as a result of which Dr. Zwan has voting, but not dispositive, power (b) 981,258 shares of Common Stock owned by Optel Capital, LLC (“Optel”), an entity controlled by Dr. Zwan, and (c) 31,642,184 shares of Common Stock issuable as of April 8, 2005, to Optel upon conversion of a Secured Convertible Promissory Note (the “Convertible Note”) held by Optel. All or any portion of the Convertible Note is convertible into shares of Common Stock at the option of Optel at any time. The conversion price of the Convertible Note is based upon the volume-weighted average trading price of the Common Stock during the five-day period preceding the date of any conversion (the “Applicable Conversion Price”). As of April 8, 2005, the aggregate outstanding principal and accrued interest under the Convertible Note was approximately $29.4 million, and the Applicable Conversion Price was approximately $0.928. Accordingly, on April 8, 2005, Optel had the right to convert the Convertible Note into an aggregate of 31,642,184 shares of Common Stock. Dr. Zwan’s address is c/o Orrick, Herrington & Sutcliffe LLP, 1000 Marsh Road, Menlo Park, California 94025, and Attention: Louis D. Soto.
(3)	Consists of 481,248 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of April 8, 2005.
(4)	Consists of 281,248 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of April 8, 2005.
(5)	Consists of 12,362 shares of Common Stock and 252,332 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of April 8, 2005.
(6)	Consists of 208,334 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of April 8, 2005. The 208,334 options that remained exercisable following Mr. Green’s resignation February 15, 2005, will remain exercisable until August 15, 2005.
(7)	Consists of 147,915 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of April 8, 2005.

(8)	Consists of 8,333 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of April 8, 2005.
(9)	The percent of shares beneficially owned is based upon the 35,178,551 shares of Common Stock issued to and outstanding on April 8, 2005, plus an aggregate of 33,021,594 shares of Common Stock subject options or convertible securities that are currently exercisable or convertible or are exercisable or convertible within 60 days of April 8, 2005, and held by the executive officers or directors of the Company. See Notes (2) through (8) above.

PROPOSAL ONE

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Company’s Bylaws provide that the Board can fix the authorized number of directors from time to time between one and nine. Effective June 30, 2003, the Board fixed the number of directors authorized to serve on the Board at five. All of the nominees named in this Proxy Statement are currently serving as directors of the Company. Following the Meeting, the Board will continue to consist of five members.

The proxy cannot be voted for a greater number of persons than the number of nominees nominated. Each director nominee elected at the Meeting will hold office until the 2006 Annual Meeting of Stockholders of the Company or until his successor is duly elected and qualified, unless he resigns or his seat on the Board becomes vacant due to his death, removal or other cause in accordance with the Bylaws of the Company. Each nominee has agreed to serve if elected. Management knows of no reason why any of these nominees would be unable or unwilling to serve; but, in the event that any director nominee becomes unable or unwilling to serve prior to the Meeting, the proxies will be voted for the election of such other person(s) for the office of director as the Nominating Committee may recommend in the place of such nominee.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

Information Regarding Director Nominees

The following sets forth the names, ages, principal occupations for the periods indicated and other directorships of the five director nominees at the Meeting. There are no family relationships among any of the directors, director nominees or executive officers of the Company.

Name	Age	Position
Dr. Bryan J. Zwan (4)	57	Chairman
Gerald A. Fallon (1)(2)(3)(5)	55	Director
Robert Moreyra (1)(2)(3)(5)	46	Director
Peter H. Collins (1)(2)(3)(5)	36	Director
Robert F. Hussey (4)	56	Interim President and Chief Executive Officer

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating Committee.
(4)	Member of the Executive Committee.
(5)	Member of the Special Committee.

Dr. Bryan J. Zwan founded the Company in October 1990 and served as Chairman of the Board from its inception until July 1999. In addition, Dr. Zwan served as the Company’s Chief Executive Officer from the Company’s inception until December 1998 and served as its President from inception until March 1996 and from

October 1996 until December 1998. Dr. Zwan was re-appointed as Chairman of the Board, Chief Executive Officer and President of the Company in January 2002. In August 2002, the Board of Directors accepted the resignation of Dr. Zwan as President and Chief Executive Officer of the Company. Dr. Zwan continues to serve as the Chairman of the Board. Dr. Zwan holds a Ph.D. degree in Space Physics from Rice University and B.S. degrees in Physics and Chemistry from the University of Houston. On October 23, 2001, as part of a settlement between Dr. Zwan and the Securities and Exchange Commission (the “SEC”) regarding the restatement of the Company’s revenues for the quarters ended March 31 and June 30, 1997, the U.S. District Court for the Middle District of Florida entered a judgment prohibiting Dr. Zwan from violating certain “books and records” provisions of the federal securities laws, and imposing a civil penalty of $10,000. Pursuant to the settlement, the SEC dismissed, with prejudice, all allegations that Dr. Zwan had engaged in fraudulent conduct, and Dr. Zwan consented to the entry of the judgment without admitting or denying the SEC allegations.

Mr. Gerald A. Fallon has served as a director since September 2000. Mr. Fallon served as Executive Vice President and Senior Managing Director—KeyCorp (Capital Markets), until he retired in March 2001. Additionally, Mr. Fallon currently serves on the Board of Directors of Park View Federal Savings Bank and Logos Communications, Inc. and is a trustee of Meyers University.

Mr. Robert Moreyra has served as a director since June 2003. Since February 2001, Mr. Moreyra has been Senior Managing Director of Atlantic American Capital Advisors, LLC (“AACA”), an investment bank specializing in small and mid-sized technology companies and a wholly owned subsidiary of Atlantic American Corporate Group, LLC (“AACG”), a holding company that owns AACA, as well as other private equity and merchant banking operations. Mr. Moreyra is Executive Vice President and a 15% owner of AACG. Mr. Moreyra was a Managing Director of H.C. Wainwright & Co., Inc. from February 2000 to February 2001, Managing Director of The First American Investment Banking Corporation from May 1999 to February 2000, Vice President of Corporate Finance at William R. Hough & Co. from April 1998 to May 1999, Managing Director with Tunstall Consulting, Inc. from September 1997 to March 1998 and Chief Executive Officer of Pardue, Heid, Church, Smith & Waller, Inc. from February 1986 to February 1998. Additionally, Mr. Moreyra has served on the board of directors of Fugleberg Koch Architects, Inc. since February 2003.

Peter H. Collins has served as a director since December 2004. Since 2002, Mr. Collins has been a Principal and Senior Managing Director of Atlantic American Equity Partners, LLC and Executive Vice President of AAGC. In 2002 Mr. Collins also co-founded and is President of Community Reinvestment Partners, LP (“CRP”), a large Florida-based private real estate investment partnership. Prior to CRP and beginning in 1998, Mr. Collins was a Partner with the private equity firm Rock Creek Capital, located in Jacksonville, Florida. He also served as a Manager with the Florida State Board of Administration (Florida’s Public Pension Fund) in Tallahassee, and served four years as Chief of Staff to State Senator Charles Williams. Mr. Collins received both a B.S. degree in Finance and an M.B.A. degree in Finance from Florida State University.

Mr. Robert F. Hussey was appointed Interim President and Chief Executive Officer of the Company on February 15, 2005. He has served as a director since August 2000 and as Strategic Restructuring Advisor for the Company from December 2002 to December 2003. Mr. Hussey was President and Chief Executive Officer of Metro Vision of North America, Inc., a niche cable television company, from February 1991 until April 1997, when it merged with York Hannover Health Care, Inc. Mr. Hussey has been a director of i2 Telecom, Inc. (f/k/a Digital Data, Inc.) since November 1997, Nur Macroprinters, Ltd. since December 1997, Distributed Power Corporation since April 2000, H.C. Wainwright and Company, Inc. since July 2001 and Axcess International, Inc. since March 2003. Mr. Hussey is also currently serving as Secretary of the Company and as the Company’s principal financial officer until such time as a permanent Chief Financial Officer is appointed by the Company. The Company is conducting a search for a permanent Chief Financial Officer.

Vote Required and Board Recommendation

Directors will be elected by a plurality of votes of the Shares present in person or represented by proxy at the Meeting. Votes withheld from any director nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE NOMINEES ABOVE LISTED.

Information Regarding Executive Officers

The following sets forth the names, ages, principal positions with the Company for the periods indicated and a description of the background of each of the Company’s current executive officers. Executive officers are appointed by the Board and serve at the pleasure of the Board, subject to the terms of any employment agreements between the executive officers and the Company. There are no family relationships among any of the directors, director nominees or executive officers of the Company.

Name	Age	Position
Daniel Lorch	53	Chief Operating Officer

Daniel Lorch has served as Chief Operating Officer since November 2004. Mr. Lorch was the Company’s Senior Vice President of Global Supply, beginning in May 2003, and was the Company’s Vice President Network Management Services, Vice President Customer Development and Senior Director Customer Service and Support since joining the Company in 1996. Prior to joining the Company, from 1980 to 1996, Mr. Lorch served as Chief Executive Officer and President of Digital Engineering, Inc., a nationwide field service and computer maintenance company.

James R. Green resigned as President and Chief Executive Officer of the Company on February 15, 2005. Mr. Green had served as President and Chief Executive Officer of the Company beginning in August 2002, as Secretary of the Company beginning in February 2003, and as Principal Financial Officer beginning in May 2004. Mr. Green was the Company’s Executive Vice President, Operations and Chief Operating Officer after joining the Company in 1999.

Board Meetings and Committees

During the fiscal year ended December 31, 2004, the Board held 38 regular or special meetings. Each director attended at least 75% of the aggregate number of Board meetings and meetings of committees on which he served that were held on or after the initiation of his term.

The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is currently composed of, and following the Meeting will continue to be composed of, three directors, Mr. Moreyra (Chairman), Mr. Collins and Mr. Fallon, who: (i) are independent, as defined under Rule 4200 of the Nasdaq Marketplace Rules; (ii) meet the criteria for independence set forth in Rule 10-A-3(b)(1) under the Exchange Act; (iii) have not participated in the preparation of the financial statements of the Company during the past three years; and (iv) are able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. In addition, the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance. The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee held five meetings during 2004. The

Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was attached as Appendix A to the Company’s Proxy Statement filed with the SEC on December 31, 2003. The Audit Committee reviews and reassesses the adequacy of such charter on an annual basis. Prior to October 26, 2004, the directors serving on the Audit Committee were Jeffrey S. Chisholm, Mr. Fallon, and Mr. Moreyra. Effective October 26, 2004, Mr. Chisholm resigned from the Board.

The Board has determined that Robert Moreyra qualifies as an audit committee financial expert.

The Board has established a standing Nominating Committee. The Nominating Committee currently consists of Mr. Collins (Chairman), Mr. Fallon and Mr. Moreyra, all of whom are independent, as independence for nominating committee members is defined under the Nasdaq Marketplace Rules. The Nominating Committee held three meetings during 2004. The Nominating Committee operates under a written charter adopted by the Board of Directors, a copy of which was attached as Appendix A to the Company’s Proxy Statement filed with the SEC on December 17, 2004. The Nominating Committee is responsible for identifying individuals qualified to become members of the Board and for selecting, or recommending that the Board select, nominees to the Board for election at the Company’s annual meeting of stockholders. The Nominating Committee identifies potential candidates for the Board based on its network of business and industry contacts. The candidates’ qualifications are then reviewed to determine if they possess several of the following characteristics: business and financial acumen, knowledge of the telecommunications, technology and/or test equipment industries, and prior experience serving as a director for other companies. Based on the composition of the Board and the Company’s needs, the Nominating Committee will also consider whether the candidate qualifies as an independent director under the Nasdaq Marketplace Rules. Those candidates who hold the appropriate qualifications are interviewed by the Nominating Committee, a determination is made as to which candidate or candidates the Nominating Committee will present to the Board, and the Committee secures a commitment from the candidate or candidates to serve on the Board if nominated. The Nominating Committee makes its recommendation to the Board, which has an opportunity to meet with the candidate or candidates prior to voting on the recommendation of the Nominating Committee.

Additionally, the Nominating Committee will consider recommendations for nominees to the Board submitted by stockholders. Stockholders who wish the Nominating Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the Nominating Committee in care of the Secretary of the Company at the principal executive offices of the Company. The Company requires such stockholder nominees to be submitted to the principal offices not less than 120 days and not more than 180 days prior to the anniversary date of the mailing date of this Proxy Statement. This requirement is consistent with the requirement for a stockholder presentation of an item for consideration as an agenda item for a meeting of the stockholders contained in the Company’s Bylaws.

The Board has also established a Compensation Committee, an Executive Committee, and a Special Committee. The Compensation Committee, composed of Messrs. Hussey (Chairman), Fallon and Moreyra during 2004, is responsible for reviewing and approving, within its authority, compensation, benefits, training and other human resource policies. The Compensation Committee held four meetings during 2004. The Compensation Committee currently consists of Messrs. Collins (Chairman), Fallon and Moreyra. In 2000, the Board formed the Executive Committee to act on matters when the full Board is unable to convene. The Executive Committee consists of Dr. Zwan (Chairman) and Mr. Hussey. The Executive Committee did not meet in 2004. The Special Committee is currently composed of Messrs. Moreyra (Chairman), Collins and Fallon and was formed by the Board in 2003 for the purpose of reviewing the fairness of transactions between the Company and affiliates of Dr. Zwan. The Special Committee held three meetings in 2004.

The Company has a policy that states that, except for unexpected and unusual circumstances, all directors will be present at the Annual Meeting of Stockholders. During the 2004 Annual Meeting of Stockholders held on January 14, 2005, all of the Directors were present except for Mr. Fallon.

The Board provides a process for stockholders to send communications to the Board. Stockholders may contact the Board through written communication sent by certified mail to Digital Lightwave, Inc., 15550 Lightwave Drive, Clearwater, Florida 33760, and Attention: Investor Relations—Board of Directors. From time to time, the Board may change the process by which stockholders may communicate with the Board. Such changes will be posted to the Company’s website at www.lightwave.com.

Compensation of Directors

Each independent director automatically receives an option to purchase 50,000 shares of Common Stock under the 2001 Stock Option Plan upon joining the Board of Directors and automatically receives an additional option to purchase 25,000 shares of Common Stock under the 2001 Stock Option Plan upon re-election at each Annual Meeting of Stockholders thereafter. Effective January 1, 2003, independent, non-employee directors of the Company receive an annual service fee of $25,000, a per-meeting fee of $1,000 for each in-person board or committee meeting attended by such director and a per-meeting fee of $500 for each telephonic board or committee meeting in which such director participates. In addition, independent, non-employee directors who serve as committee chairman receive a $12,500 annual stipend. Separate fees are not earned for committee meetings that are held concurrently with board meetings. Directors are also reimbursed for travel and other expenses relating to attendance at meetings of the Board or committees. During 2004, Dr. Zwan elected not to receive any compensation, either in terms of director fees or stock option grants, for services he provided to the Company as Chairman of the Board. Additionally, during 2004, Dr. Zwan elected not to be reimbursed by the Company for travel and other expenses related to attendance at meetings of the Board or committees.

In connection with Mr. Collin’s appointment to the Board on December 7, 2004, the Company granted Mr. Collin options to purchase 50,000 shares of Common Stock. These options have an exercise price of $1.30 per share and vest quarterly over a three-year period. At the time of his resignation, Mr. Chisholm held no options to purchase shares of the Company’s Common Stock.

On November 8, 2004, the Company completed one-time performance-related option grants to certain members of the Board in recognition of contributions made by those directors to the restructuring of the Company during 2004. Mr. Moreyra was granted an option to purchase up to 200,000 shares of Common Stock, and Messrs. Fallon and Hussey were each granted an option to purchase up to 100,000 shares of Common Stock. The options vest quarterly over a three-year period, at an exercise price of $1.01 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) under the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent (10%) stockholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) forms that they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company’s officers, directors and greater than ten percent (10%) stockholders complied with all applicable Section 16(a) filing requirements for the fiscal year ended December 31, 2004, with the following exceptions: (i) Form 4 filings for Mr. Collins, Mr. Fallon, Mr. Green, Mr. Hussey and Mr. Moreyra were not filed to report stock option grants to such persons during the year; (ii) a Form 4 filing for Mr. Green was not filed to report stock option cancellations; and (iii) Form 4 filings for Dr. Bryan J. Zwan, ZG Nevada Limited Partnership and ZG Nevada, Inc. were not filed to report the maturity of certain forward sales agreements. On February 14, 2005, Form 5s were filed for Mr. Collins, Mr. Fallon, Mr. Green, Mr. Hussey and Mr. Moreyra to report stock option grants to such persons during 2004, and stock option cancellations for Mr. Green. On February 14, 2005, a Form 5 was filed by Dr. Zwan, ZG Nevada Limited Partnership and ZG Nevada, Inc. to report the maturity of the forward sales agreements.

EXECUTIVE COMPENSATION

The following table shows, for the year ended December 31, 2004, the cash and other compensation awarded to, earned by or paid to Mr. Green and each other executive officer who earned in excess of $100,000 for all services in all capacities (the “Named Executive Officers”). During the year ended December 31, 2004, the Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts.

Summary Compensation Table

	Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary $	Bonus $		Other Annual Compensation ($)(1)		Securities Underlying Options/SARs (#)	All Other Compensation ($)
James R. Green (2) President and Chief Executive Officer	2004 2003 2002	$300,000 265,861 221,864	$	— — —	$	— — —	$ — — —	$	— — —

Daniel Lorch Chief Operating Officer	2004	$168,334		$—		$—	$—		$—

(1)	As permitted by the rules of the SEC, this column excludes perquisites and other personal benefits for the Named Executive Officers if the total incremental cost in a given year did not exceed the lesser of $50,000 or 10% of the total combined salary and bonus.
(2)	Became President and Chief Executive Officer of the Company effective August 9, 2002, Secretary effective February 20, 2003, and Principal Financial Officer effective May 19, 2004. Mr. Green resigned as President, Chief Executive Officer, Secretary, and Principal Financial Officer on February 15, 2005.
(3)	Became Chief Operating Officer of the Company effective November 8, 2004.

Stock Option Grants and Exercises in the Last Fiscal Year

During the year ended December 31, 2004, the Company did not award any stock options or grant any stock appreciation rights to the Named Executive Officers.

The following table sets forth certain information regarding options to purchase shares of Common Stock held as of December 31, 2004, by each of the Named Executive Officers. No options or stock appreciation rights were exercised during 2004, and no stock appreciation rights were outstanding as of December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year

And Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options At Fiscal Year-End		Value of Unexercised In- the-Money Options At Fiscal Year-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James R. Green	—	—	250,000	250,000	—	—
Daniel Lorch	—	—	154,333	389,667	—	$62,000

(1)	Values shown in these columns reflect the difference between the closing price of $1.32 on December 31, 2004, and the exercise price of the options and do not include the federal and state taxes due upon exercise.

Equity Compensation Plan Information

The following table sets forth the Company’s equity compensation plan information as of December 31, 2004.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders (1)	7,611,853	$5.06	340,891	(2)
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	7,611,853	$5.06	340,891

(1)	These plans consist of the 1996 Stock Option Plan and the 2001 Stock Option Plan.
(2)	This number includes 224,030 shares reserved for issuance under the 1997 Employee Stock Purchase Plan.

Employment Agreements and Severance Agreements

On August 9, 2002, the Company appointed Mr. Green to serve as President and Chief Executive Officer. The Company entered into an employment agreement with Mr. Green, which provided for an annual base salary of $300,000. In January 2003, as part of Company-wide cost cutting measures, Mr. Green took a temporary 50% pay reduction to $150,000 annual base salary. On August 7, 2003, Mr. Green’s salary was reinstated to an annual base of $300,000. Effective February 20, 2003, Mr. Green was appointed to serve as Secretary of the Company in addition to the other offices held by Mr. Green. On August 9, 2002, the Company entered into an addendum to the existing employment agreements with Mr. Green that modified or provided for severance payments ranging from three to nine months based on length of service, upon a termination within one year of a change in control of the Company.

Effective November 8, 2004, the Company and Mr. Green mutually agreed to cancel certain outstanding stock option agreements to purchase Common Stock of the Company. The number of shares underlying the options canceled totaled 154,834, of which 146,834 were vested. The exercise prices for the canceled options ranged from $7.63 to $56.00 per share. Mr. Green resigned from the Company effective February 15, 2005. In connection with Mr. Green’s resignation, the Company and Mr. Green entered into a severance agreement pursuant to which, among other things, the Company agreed to release Mr. Green from certain indebtedness owed by Mr. Green to the Company, to provide Mr. Green with health care coverage for a limited period of time, and to extend the period of time during which Mr. Green may exercise certain stock options held by him. The severance agreement also contains non-disclosure, non-solicitation, and non-competition covenants in favor of the Company.

On November 8, 2004, the Company appointed Mr. Lorch to serve as Chief Operating Officer and entered into a letter agreement with Mr. Lorch. The agreement provided for: (1) an annual base salary of $250,000; (2) a performance bonus of $25,000 payable February 1, 2005, based on the achievement fourth quarter 2004 management objectives; (3) a stock option grant to purchase 200,000 shares of Common Stock at an exercise price of $1.01 per share, which vest quarterly over three years; and (4) a performance award option grant to purchase 100,000 shares of Common Stock to be granted February 1, 2005, based on the achievement of fourth quarter 2004 management objectives. Pursuant to the agreement with Mr. Lorch, and in conjunction with the results from the fourth quarter of 2004, the aforementioned performance bonus was not paid and the option award was not granted. Effective March 16, 2005, as part of Company-wide cost management program, Mr. Lorch took a 20% reduction in annual base salary to $200,000.

On February 15, 2005, the board of directors of the Company appointed Robert F. Hussey as the Company’s Interim President and Chief Executive Officer. Mr. Hussey has an employment arrangement which provides for an annual base salary of $300,000 to be paid on a semi-monthly basis and a stock option grant to purchase 250,000 shares of the Company’s common stock at an exercise price of $1.11 per share, which vests quarterly commencing on the date of grant. Mr. Hussey will also participate in all employee benefit plans offered to other senior executives.

Section 401(k) Plan

In 1997, the Company adopted a 401(k) Salary Savings Plan (the “401(k) Plan”) covering the Company’s full-time employees located in the United States. The 401(k) Plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions to the 401(k) Plan by employees or by the Company, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($13,000 in 2004 or $16,000 for employees 50 years or older) and to have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional matching contributions to the 401(k) Plan by the Company on behalf of all participants in the 401(k) Plan. Currently, the Company matches the first 6% of such voluntary contributions at 50% of the amount contributed by the employee.

Compensation Committee Interlocks and Insider Participation

During 2004, the Compensation Committee consisted of Mr. Hussey (Chairman), Mr. Fallon and Mr. Moreyra, who became a Compensation Committee member effective March 4, 2004. Effective February 15, 2005, the Board of Directors appointed Mr. Hussey as the Company’s Interim President and Chief Executive Officer. As of that date, Mr. Hussey resigned from the Compensation Committee and Mr. Collins was appointed to the serve on the Compensation Committee. The Compensation Committee currently consists of Messrs. Collins (Chairman), Fallon and Moreyra. During 2004, none of the Company’s executive officers or former officers served on the compensation committee or board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee or Board.

Certain Relationships and Related Transactions

On February 15, 2005, in conjunction with a severance agreement between the Company and James R. Green, the Company’s Chief Executive Officer, the Company agreed to forgive the entire amount of a note receivable from Mr. Green of approximately $374,000, including approximately $7,700 of accrued interest. Further, the Company agreed to release all collateral held as security against such note, including a second lien on Mr. Green’s residence.

The loan to Mr. Green originated in February 2001 in the amount of $200,000, had a stated interest rate of the prime rate plus one percent and was payable on demand or, if earlier, from the proceeds of any sale of Mr. Green’s stock holdings in the Company or on the date of termination of Mr. Green’s employment. The loan was collateralized by Mr. Green’s stock holdings in the Company and any future cash bonuses.

In April 2002, Mr. Green borrowed an additional $175,000. The loan was combined with the previous note of $200,000 plus accrued interest of approximately $16,000 into one note with a principal balance of approximately $391,000, and was classified in notes receivable. The note bore a rate of interest of 8% per annum, was payable on demand or, if earlier, from the proceeds of any sale of Mr. Green’s stock holdings in the

Company or on the date of termination of Mr. Green’s employment. The loan was collateralized by Mr. Green’s stock holdings in the Company, any future cash bonuses and a second lien on Mr. Green’s residence.

Effective August 1, 2003, $50,000 a year of Mr. Green’s annual salary was used to repay the April 2002 note discussed above. The repayment was deducted proportionally each pay period and was applied first to accrued interest. As of December 31, 2004, the outstanding balance, reflecting a voluntary principal prepayment of $25,000 made during the fourth quarter of 2002 and regular monthly payments beginning August 2003, was approximately $366,000 exclusive of accrued interest of approximately $10,300.

On January 23, 2003, Robert F. Hussey, a director of the Company, was appointed Strategic Restructuring Advisor, effective as of December 1, 2002. In connection with such appointment, Mr. Hussey was granted options to purchase 100,000 shares of Common Stock, vesting quarterly over a three-year period at an exercise price of $1.28 per share, which was the market price on the date of the grant. In addition, Mr. Hussey received service fees of $182,500 for the period December 2002 through December 2003.

In April 2003, prior to Robert Moreyra’s appointment to the Board, Atlantic American Capital Advisors, LLC (“AACA”), a company of which Mr. Moreyra is Senior Managing Director, received compensation from the Company in the amount of $12,500 for certain services performed for the Company in connection with the Company’s negotiations with its creditors. The Company has no ongoing arrangements with AACA and does not intend to make any further payments to AACA.

From February 2003 through September 17, 2004, the Company borrowed approximately $27.0 million from Optel Capital, LLC (“Optel”), an entity controlled by its largest stockholder and current chairman of the board of directors, Dr. Bryan J. Zwan. In September 2004, the Company restructured this debt and issued Optel a secured convertible promissory note (the “Secured Convertible Promissory Note”) having the following terms:

•	Interest Rate of 10% per annum;

•	Accrued interest of approximately $2.0 million outstanding as of September 16, 2004, plus any interest that accrues on such $2.0 million in accrued interest and any interest that accrues on such $27.0 million in outstanding principal, is payable on demand at any time after September 16, 2005;

•	Any interest that accrues after September 16, 2005, along with the principal balance of $27.0 million is payable on demand at any time after December 31, 2005; and

•	Secured by a first priority security interest in substantially all of the assets of the Company.

From September 30, 2004, through December 31, 2004, the Company borrowed approximately an additional $4.4 million from Optel pursuant to various short-term notes (the “Short-Term Notes”). As of December 31, 2004, the outstanding principal owed to Optel was approximately $31.4 million plus accrued interest thereon of approximately $2.9 million. Since January 1, 2005, the Company has borrowed an additional $6.2 million from Optel pursuant to Short-Term Notes. The Short-Term Notes have the following terms:

•	Interest Rate of 10% per annum;

•	Approximately $4.4 million plus accrued interest is currently payable on demand;

•	$2.6 million plus accrued interest thereon is payable on demand at any time after March 30, 2005;

•	$3.6 million plus accrued interest thereon is payable on demand at any time after May 31, 2005; and

•	Secured by a first priority security interest in substantially all of the assets of the Company.

On January 8, 2005, Optel notified the Company that it was not demanding payment of the approximately $4.4 million that was then and is currently payable upon demand by Optel, but that it reserved its right to do so in the future.

On February 10, 2005, at a special meeting of stockholders, the conversion feature of the Secured Convertible Promissory Note was approved by the Company’s stockholders. Accordingly, all or any portion of such debt is convertible into Common Stock of the Company at the option of Optel at any time. The conversion price is based upon the volume-weighted average trading price of the Common Stock during the five-day period preceding the date of any conversion. On March 11, 2005, the Company issued 981,258 shares of Common Stock to Optel in connection with Optel’s conversion of $1.0 million of the indebtedness outstanding under the Secured Convertible Promissory Note.

The Company has entered into preliminary discussions with Optel to restructure the Short-Term Notes, by extending the maturity date of such debt, to arrange for additional short-term working capital funding and to obtain additional financing through guarantees and letters of credit to secure vendor obligations.

On August 23, 2004, Optel entered into a guarantee agreement with Jabil Circuit, Inc. (“Jabil”), pursuant to which Optel guaranteed certain obligations of the Company owing to Jabil relating to purchase orders for production material issued by the Company to Jabil after June 30, 2004. Optel’s maximum obligation under the guarantee agreement is $1.88 million. Prior to the completion of the guarantee agreement, the Company was required to prepay Jabil for all orders of production material.

On December 2, 2004, Optel established an irrevocable standby letter of credit in the amount of approximately $1.4 million on the Company’s behalf and naming Lightwave Drive LLC, the Company’s landlord, as beneficiary. The letter of credit expires December 6, 2005. The letter of credit replaces a previous letter of credit in the same amount, previously issued by the Company which had expired. The expired letter of credit had been secured by a restricted cash deposit of $1.4 million.

On March 15, 2005, Optel established an irrevocable letter of credit in the amount of $6.0 million on the Company’s behalf and naming MC Test Service, Inc. as beneficiary. MC Test Service, Inc. provides outsourced manufacturing services to the Company. With the letter of credit in place, MC Test Service, Inc. has extended to the Company regular payment terms to pay for purchased production material. The letter of credit expires on December 30, 2005.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The overall goal of the Compensation Committee is to develop compensation policies and practices that encourage and reward executive efforts to create stockholder value through achievement of corporate objectives, business strategies and performance goals. This is accomplished by blending cash and equity compensation and by aligning the interests of executives with those of stockholders, generally.

The Compensation Committee recommends to the Board compensation for the Company’s executive officers and directors and oversees the administration of the Company’s employee stock option and stock purchase plans. All decisions of the Compensation Committee relating to compensation of the Company’s executive officers are reviewed and approved by the entire Board.

Compensation Policy

The Company’s executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company’s annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Compensation Committee attempts to achieve these goals by integrating on an individualized basis competitive annual base salary with stock options through the Company’s stock option plan and otherwise. The Compensation Committee believes that cash compensation in the form of salary and bonus provides the Company’s executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options better coordinates the objectives of management with those of the stockholders with respect to the long-term performance and success of the Company. The Compensation Committee generally takes into consideration a variety of subjective and objective factors in determining the compensation package for executive officers, including how compensation compares to that paid by competing companies and the responsibilities and performance by each executive and the Company as a whole. In making its determinations, the Compensation Committee attempts to address the unique challenges that are present in the telecommunications industry in which the Company competes against a number of public and private companies with respect to attracting and retaining executives and other key employees.

The Compensation Committee has relied heavily on the equity/option position of executives as an important mechanism to retain and motivate executives and key employees while at the same time aligning the interests of the executives with the interests of the stockholders, generally. The Compensation Committee believes that option grants are instrumental in motivating employees to meet the Company’s future goals. By working to increase the Company’s value, one of the Company’s primary performance goals is met and the executives are likewise compensated through option value.

Section 162(m) of the Internal Revenue Code limits the Company’s deduction in any one fiscal year for federal income tax purposes to $1.0 million per person with respect to the Company’s Chief Executive Officer and its four other highest paid executive officers who are employed on the last day of the fiscal year unless the compensation was not otherwise subject to the deduction limit. Certain performance-based compensation is not included in this $1.0 million limitation. Stock options with an exercise price equal to 100% of the fair market value at the time of grant may qualify for exclusion from this limitation if the plan under which they are granted meets certain conditions. However, because the net cost of compensation, including its deductibility, is weighed by the Compensation Committee against many factors in determining executive compensation, the Compensation Committee may determine that it is appropriate and in the best interests of the Company to authorize compensation that is not deductible, whether by reason of Section 162(m) or otherwise.

Compensation of the Chief Executive Officer

In setting compensation levels for the Chief Executive Officer, the Compensation Committee reviews competitive information reflecting compensation practices for similar technology companies and examines the Chief Executive Officer’s performance relative to the Company’s overall financial results. The Compensation

Committee also considers the Chief Executive Officer’s achievements against pre-established objectives and determines whether the Chief Executive Officer’s base salary, target bonus, option grants and target total compensation approximate the competitive range of compensation for chief executive officer positions in the technology industry.

On February 15, 2005, the board of directors of the Company appointed Robert F. Hussey as the Company’s Interim President and Chief Executive Officer. Mr. Hussey has an employment arrangement which provides for an annual base salary of $300,000 to be paid on a semi-monthly basis and a stock option grant to purchase 250,000 shares of the Company’s common stock at an exercise price of $1.11 per share, which vests quarterly commencing on the date of grant. Mr. Hussey will also participate in all employee benefit plans offered to other senior executives.

Compensation Arrangements Generally

Overall, the Compensation Committee believes that the compensation arrangements for the Company’s executives serve the long-term interests of the Company and its stockholders and that the equity/option positions of executives are an important factor in retaining and attracting key executives. The Compensation Committee intends to continue to review and analyze its policies in light of the performance and development of the Company and the environment in which it competes for executives and to retain outside compensation consultants from time to time to assist the Compensation Committee in such review and analysis.

Respectfully submitted by The Compensation Committee of the Board of Directors

Peter Collins, Chairman (1) Gerald A. Fallon Robert Moreyra

(1)	Mr. Collins became a member and Chairman of the Compensation Committee on February 15, 2005.

The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”), as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed with the SEC.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2004, included in the Company’s Annual Report on Form 10-K for that year:

The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

The Audit Committee has discussed with the Company’s independent accountants, Grant Thornton LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as amended, and has discussed with Grant Thornton LLP the independence of Grant Thornton LLP from the Company.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

Respectfully submitted by The Audit Committee of the Board of Directors

Robert Moreyra, Chairman (1) Peter Collins (2) Gerald A. Fallon

(1)	Mr. Moreyra became Chairman of the Audit Committee on October 28, 2004.
(2)	Mr. Collins became a director of the Company and a member of the Audit Committee on December 7, 2004.

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed with the SEC.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

	2004		2003
Audit Fees	$125,059		$115,539	(3)
Audit Related Fees	—		2,722	(4)
Tax Fees	60,707	(1)	2,045	(1)
All Other Fees	59,577	(2)	22,358	(5)

Total Fees	$245,343		$142,664

The following list details the aggregate fees billed by Grant Thornton LLP and PriceWaterhouseCoopers LLP (“PWC”) for professional services during 2004 and 2003. Unless otherwise specified, the amounts represent fees paid to Grant Thornton LLP.

(1)	Consisted of fees for tax compliance, tax advice and tax planning services for federal, state and local taxes.
(2)	Consisted of fees billed by Grant Thornton LLP totaling $36,464 for the following services: (i) work related to debt restructuring transactions ($23,853); and (ii) review and consent for a Registration Statement on Form S-3 ($12,611). Also consisted of fees billed by PWC totaling $23,113 for the following services: (i) accounting fees associated with the Company’s international offices ($14,913); (ii) consent for a Registration Statement on Form S-3 ($5,000); and (iii) other miscellaneous services ($3,200).
(3)	Includes $5,500 billed by PWC for consent to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and December 31, 2002.
(4)	Consisted of fees for review of the Company’s Proxy Statement filed with the SEC on December 31, 2003.
(5)	Consisted principally of accounting fees associated with the Company’s international offices and bankruptcy issues for fiscal year 2003.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent registered public accounting firm. The policy is designed to ensure that the provision of these services does not impair the registered public accounting firm’s independence. Under the policy, any services provided by the independent registered public accounting firm, including audit, audit-related, tax and other services, must be specifically pre-approved by the Audit Committee.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

For 2004, all audit, audit related and tax services including all services provided by Grant Thornton were pre-approved.

PERFORMANCE GRAPH

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG DIGITAL LIGHTWAVE, INC.,

THE NASDAQ TOTAL RETURN INDEX, AND

THE NASDAQ NON-FINANCIAL INDEX

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Digital Lightwave, Inc.	100.00	49.51	14.66	1.92	1.27	2.05
Nasdaq Total Return	100.00	59.19	44.90	25.97	37.93	40.26
Nasdaq Non-Financial	100.00	63.77	49.54	33.41	50.74	54.66

The above graph assumes that $100.00 was invested in the Common Stock and in each index on December 31, 1999. Although the Company has not declared a dividend on its Common Stock, the total return for each index assumes the reinvestment of dividends. Stockholder returns over the period presented should not be considered indicative of future returns. The foregoing graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Item 2 on the Proxy Card)

The Board, upon the recommendation of the Audit Committee, has appointed the firm of Grant Thornton LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2005, subject to ratification of this appointment by the stockholders of the Company. Grant Thornton LLP has served as independent auditors of the Company since October 2002 and is considered by the Audit Committee and the Board to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity.

One or more representatives of Grant Thornton LLP will be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Vote Required and Board Recommendation

Ratification of the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the Shares present in person or represented by proxy at the Meeting and entitled to be voted for it. If the stockholders should not ratify the appointment of Grant Thornton LLP, the Board of Directors will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL TWO, THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

OTHER BUSINESS

The Company is not aware of any other matters to be presented at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares that they represent in accordance with their best judgment.

STOCKHOLDER PROPOSALS TO BE CONSIDERED AT NEXT ANNUAL MEETING

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2006 annual meeting and that stockholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Secretary of the Company at its principal executive offices (15550 Lightwave Drive, Clearwater, Florida 33760) no later than December 26, 2005, which is 120 calendar days prior to the anniversary of this year’s mailing date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

In addition, under the Company’s Bylaws, a stockholder presentation of an item for consideration as an agenda item for a meeting of stockholders must be submitted to the principal executive offices of the Company not less than 120 days nor more than 180 days prior to the anniversary of the mailing of the date of the previous Proxy Statement (the “Bylaw Deadline”). Stockholders should contact the Secretary of the Company in writing at 15550 Lightwave Drive, Clearwater, Florida 33760 to make any submission or to obtain additional information as to the proper form and content of submissions. If a stockholder gives notice of such a proposal after the Bylaw Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s annual meeting.

Additional Information

A copy of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2004, is being mailed with this Proxy Statement to stockholders entitled to notice of the Meeting. At any stockholder’s written request, the Company will provide without charge, a copy of this report, including the financial statements and a list of exhibits and a copy of the Company’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004. If copies of exhibits are requested, a copying charge of $0.20 per page will be made. Requests should be sent to Investor Relations, Digital Lightwave, Inc., 15550 Lightwave Drive, Clearwater, Florida 33760.

By order of the Board of Directors,

Robert F. Hussey
Clearwater, Florida April 18, 2005	Interim President, Chief Executive Officer, Principal Financial Officer and Secretary

DIGITAL LIGHTWAVE, INC.

2005 Annual Meeting of Stockholders

Digital Lightwave, Inc.

15550 Lightwave Drive

Clearwater, Florida 33760

May 20, 2005

10:00 A.M.

This Proxy is solicited on behalf of the Board of Directors of Digital Lightwave, Inc.

(the “Company”) and all matters to be voted upon are proposed by the Company.

The undersigned hereby constitutes and appoints Robert F. Hussey (“Designee”), attorney, agent, and proxy with power of substitution to vote all of the shares of the Company that the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders (the “Meeting”) to be held at the Company’s principal offices located at 15550 Lightwave Drive, Clearwater, Florida 33760, on May 20, 2005, at 10:00 a.m. local time, and any adjournment thereof.

This Proxy when properly executed will be voted as directed, or if no direction is indicated, will be voted “FOR” all of the nominees set forth below for election as directors and “FOR” the ratification of the appointment of the independent auditors. In his discretion the Designee is also authorized to vote upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement is unable to serve for good cause or will not serve, any matter with respect to which the Company has not received notice, and matters incident to the conduct of the meeting. Only holders of Common Stock of the Company may vote for the matters set forth below.

Please mark your votes as indicated in this example.  ☒

Proposal One: Election of Directors

☐ FOR all nominees listed below (except as otherwise marked below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.

Dr. Bryan J. Zwan

Peter H. Collins	Robert F. Hussey

Gerald A. Fallon	Robert Moreyra

Proposal Two: Ratification of Appointment of Independent Auditors

☐ FOR	☐ AGAINST	☐ ABSTAIN

(SEE REVERSE SIDE)

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 18, 2005, and ratifies all actions that the Designee or his substitute may lawfully take or cause to be taken by virtue hereof and revokes all former proxies.

Dated: , 200

Signature: _____________________________________

_____________________________________

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney or for an estate, trust, or corporation, please give full title. Please return the signed card in the enclosed envelope.